Exhibit 99.1

N E W S  R E L E A S E

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Sandy McBride
Senior Director, Corporate Marketing & Communications
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2008 FOURTH QUARTER EARNINGS

ST. LOUIS, MISSOURI (February 10, 2009) -- Centene Corporation (NYSE: CNC) today announced its financial results for the quarter and year ended December 31, 2008.  As discussed on our December 19, 2008 guidance call, the results of operations for University Health Plans, or UHP, our New Jersey health plan, are now classified as discontinued operations as a result of our decision to sell certain assets of UHP.  Unless specifically noted, the discussions below are in the context of net earnings from continuing operations and all financial ratios are calculated using revenues excluding premium taxes and investment income.

2008 Highlights
	Q4	Full Year
Total Revenues (in millions)	$902.8	$3,364.5
Consolidated HBR	82.3%	82.5%
Diluted EPS	$0.53	$1.90

Fourth Quarter Highlights

•	Quarter-end Medicaid Managed Care membership of 1.2 million.

•	Revenues of $902.8 million, or $878.8 million net of premium taxes, a 22.2% increase over the 2007 fourth quarter.

•	Health Benefits Ratio (HBR), which reflects medical costs as a percent of premium revenues, of 82.3%, compared to 85.3% in the 2007 fourth quarter.

•	General and administrative (G&A) expense ratio of 13.8%, compared to 14.9% in the 2007 fourth quarter.

•	Cash flow from operations of $95.5 million.

•	Days in claims payable of 48.5.

•
Diluted earnings per share, or EPS, from continuing operations of $0.53.  Total (including New Jersey) diluted EPS of $0.49, including a $0.05 one-time charge related to the sale of our New Jersey health plan.

Other Events

•	In February 2009, we began converting membership in Florida from Access, on a non-risk basis, to our new subsidiary, Sunshine State Health Plan, on an at-risk basis.

•	Peach State Health Plan, Inc., our Georgia subsidiary, received Accreditation Status by the National Committee for Quality Assurance (NCQA) under the New Health Plan Accreditation Program.

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “We were pleased with the results of the fourth quarter and year, which reflect our focus on fundamentals that we will maintain going forward.”

The following table depicts membership in Centene’s managed care organizations, by state, at December 31, 2008 and 2007:

	2008	2007
Georgia	288,300	287,900
Indiana	175,300	154,600
Ohio	133,400	128,700
South Carolina(a)	31,300	31,800
Texas	431,700	354,400
Wisconsin	124,800	131,900
Total	1,184,800	1,089,300
_______________
(a) Substantially all of the 2007 membership in South Carolina was on a non-risk basis.

The following table depicts membership in Centene’s managed care organizations, by member category, at December 31, 2008 and 2007:

	2008		2007
Medicaid	862,500		807,600
SCHIP/Foster Care	257,300		214,600
ABD/Medicare	65,000		67,100
Total	1,184,800	(a)	1,089,300	(b)
_______________
(a) 1,181,100 at-risk; 3,700 ASO
(b) 1,054,200 at-risk; 35,100 ASO

Statement of Operations

•
For the 2008 fourth quarter, revenues, net of premium taxes, increased 22.2% to $878.8 million from $719.4 million in the 2007 fourth quarter.  The increase was primarily driven by membership growth, especially related to the new Foster Care contract in Texas, premium rate increases and the recent acquisition of Celtic, which closed on July 1, 2008.

•
The consolidated HBR, which reflects medical costs as a percent of premium revenues, was 82.3%, a decrease from 85.3% in the 2007 fourth quarter.  The decrease is primarily due to overall increased premium yield, a moderating medical cost trend and the acquisition of Celtic.  Sequentially, our consolidated HBR increased from 82.2% in the 2008 third quarter to 82.3%.

•
Consolidated G&A expense as a percent of premium and service revenues was 13.8% in the fourth quarter of 2008, a decrease from 14.9% in the fourth quarter of 2007.  The decrease was due primarily to the restructuring charge recorded in the fourth quarter of 2007.

•
Loss from discontinued operations in the fourth quarter of 2008 includes a $3.7 million pre-tax, or $0.05 per diluted share, charge primarily for asset impairments and employee severance related to the sale of our New Jersey health plan.

•
For the year ended December 31, 2008, revenues, net of premium taxes, from continuing operations increased 21.6% to $3.3 billion from $2.7 billion for the same period in the prior year.  G&A expenses as a percent of premium and service revenues decreased to 13.6% in the year ended December 31, 2008, compared to 14.3% in the year ended December 31, 2007.  Earnings from operations increased to $131.6 million in the year ended December 31, 2008 from $55.3 million in the year ended December 31, 2007.  Net earnings from continuing operations, were $84.2 million, or $1.90 per diluted share in 2008.

•	The following table reconciles diluted EPS from continuing operations to total diluted EPS:

EPS Reconciliation:
Diluted EPS from continuing operations (1)	$1.90
Discontinued health plan operations	0.03
New Jersey one-time exit charges	(0.05)
Total diluted EPS	$1.88
_______________
(1) Includes $0.28 recorded during the first quarter of 2008 related to the Georgia premium rate increase for July 1, 2007 – December 31, 2007.

Balance Sheet and Cash Flow

At December 31, 2008, the Company had cash and investments of $822.1 million, including $798.0 million held by its regulated entities and $24.1 million held by its unregulated entities.  Medical claims liabilities totaled $373.0 million, representing 48.5 days in claims payable, an increase of 0.2 days from December 31, 2007 and an increase of 0.6 days from September 30, 2008.  Total debt was $264.9 million and debt to capitalization was 34.6%.  Year to date cash flow from operations was $222.0 million.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, September 30, 2008	47.9
State medical expense reconciliation	0.5
Other	0.1
Days in claims payable, December 31, 2008	48.5

Outlook

The table below depicts the Company’s annual guidance for 2009:

Full Year 2009
	Low	High
Revenue (in millions) (1)	$ 3,650	$ 3,775
Earnings per diluted share	$ 1.82	$ 1.94
_________________
(1) Revenue net of premium tax

The Company is maintaining its previously issued 2009 financial guidance.

Conference Call

As previously announced, the Company will host a conference call Tuesday, February 10, 2009, at 8:30 A.M. (Eastern Time) to review the financial results for the fourth quarter and year ended December 31, 2008, and to discuss its business outlook.  Michael F. Neidorff and Eric R. Slusser will host the conference call.  Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 973-638-3440 from abroad, or via a live internet broadcast on the Company's website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 P.M. (Eastern Time) on February 24, 2009 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 81401888.

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the State Children's Health Insurance Program (SCHIP), as well as Aged, Blind, or Disabled (ABD), Foster Care, Long-Term Care and Medicare (Special Needs Plans). The Company operates local health plans and offers a range of healthcare solutions for the rising number of uninsured Americans. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, nurse triage, pharmacy benefits management and treatment compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company's estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene's ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene's Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents of continuing operations	$370,999	$267,305
Cash and cash equivalents of discontinued operations	8,100	1,279
Total cash and cash equivalents	379,099	268,584
Premium and related receivables, net of allowance for uncollectible accounts of $595 and $258, respectively	92,531	79,492
Short-term investments, at fair value (amortized cost $108,469 and $46,193, respectively)	109,393	46,074
Other current assets	75,333	39,382
Current assets of discontinued operations other than cash	9,987	12,807
Total current assets	666,343	446,339
Long-term investments, at fair value (amortized cost $329,330 and $314,681, respectively)	332,411	317,041
Restricted deposits, at fair value (amortized cost $9,124 and $6,383, respectively)	9,254	6,430
Property, software and equipment, net	175,858	135,883
Goodwill	163,380	138,862
Intangible assets, net	17,575	11,337
Other long-term assets	59,083	36,067
Long-term assets of discontinued operations	27,248	29,865
Total assets	$1,451,152	$1,121,824
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$373,037	$313,364
Accounts payable and accrued expenses	219,566	102,944
Unearned revenue	17,107	44,016
Current portion of long-term debt	255	971
Current liabilities of discontinued operations	31,013	25,505
Total current liabilities	640,978	486,800
Long-term debt	264,637	206,406
Other long-term liabilities	43,539	13,300
Long-term liabilities of discontinued operations	726	271
Total liabilities	949,880	706,777

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 42,987,764 and 43,667,837 shares, respectively	43	44
Additional paid-in capital	222,841	221,693
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	3,152	1,571
Retained earnings	275,236	191,739
Total stockholders’ equity	501,272	415,047
Total liabilities and stockholders’ equity	$1,451,152	$1,121,824

 CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Revenues:
Premium	$860,811	$700,030	$3,199,360	$2,611,953
Premium tax	23,952	20,393	90,202	76,567
Service	17,995	19,399	74,953	80,508
Total revenues	902,758	739,822	3,364,515	2,769,028
Operating expenses:
Medical costs	708,163	596,971	2,640,335	2,190,898
Cost of services	13,453	15,530	56,920	61,348
General and administrative expenses	121,343	107,159	444,733	384,970
Premium tax	24,329	20,393	90,966	76,567
Total operating expenses	867,288	740,053	3,232,954	2,713,783
Earnings from operations	35,470	(231)	131,561	55,245
Other income (expense):
Investment and other income	6,004	6,069	21,728	24,452
Interest expense	(4,237)	(4,110)	(16,673)	(15,626)
Earnings before income tax expense	37,237	1,728	136,616	64,071
Income tax expense	13,971	97	52,435	23,031
Net earnings from continuing operations	23,266	1,631	84,181	41,040
Discontinued operations, net of income tax (benefit) expense of $(671), $940, $(281), and $(31,563), respectively	(1,843)	(158)	(684)	32,362
Net earnings	$21,423	$1,473	$83,497	$73,402

Net earnings per share:
Basic:
Continuing operations	$0.54	$0.04	$1.95	$0.95
Discontinued operations	(0.04)	(0.01)	(0.02)	0.74
Basic earnings per common share	$0.50	$0.03	$1.93	$1.69
Diluted:
Continuing operations	$0.53	$0.04	$1.90	$0.92
Discontinued operations	(0.04)	(0.01)	(0.02)	0.72
Diluted earnings per common share	$0.49	$0.03	$1.88	$1.64

Weighted average number of shares outstanding:
Basic	42,957,593	43,574,811	43,275,187	43,539,950
Diluted	44,043,749	44,951,016	44,398,955	44,823,082

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities:
Net earnings	$83,497	$73,402
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	35,414	27,807
Stock compensation expense	15,328	15,781
Loss on sale of investments, net	4,988	106
Gain on sale of FirstGuard Missouri	—	(7,472)
Impairment loss	2,546	7,207
Deferred income taxes	1,286	(10,223)
Changes in assets and liabilities
Premium and related receivables	(1,548)	1,663
Other current assets	(4,244)	(6,253)
Other assets	(2,700)	(348)
Medical claims liability	46,337	56,287
Unearned revenue	(36,447)	10,085
Accounts payable and accrued expenses	75,112	31,234
Other operating activities	2,409	2,964
Net cash provided by operating activities	221,978	202,240
Cash flows from investing activities:
Capital expenditures	(65,156)	(53,937)
Purchase of investments	(549,652)	(606,366)
Sales and maturities of investments	546,264	456,738
Proceeds from asset sales	—	14,102
Investments in acquisitions and equity method investee, net of cash acquired	(85,377)	(36,001)
Net cash used in investing activities	(153,921)	(225,464)
Cash flows from financing activities:
Proceeds from exercise of stock options	5,354	5,464
Proceeds from borrowings	236,005	212,000
Payment of long-term debt and notes payable	(178,491)	(181,981)
Excess tax benefits from stock compensation	3,100	—
Common stock repurchases	(23,510)	(9,541)
Debt issue costs	—	(5,181)
Net cash provided by financing activities	42,458	20,761
Net increase (decrease) in cash and cash equivalents	110,515	(2,463)
Cash and cash equivalents, beginning of period	268,584	271,047
Cash and cash equivalents, end of period	$379,099	$268,584

Supplemental disclosures of cash flow information:
Interest paid	$15,312	$11,945
Income taxes paid	$36,801	$7,348

Supplemental disclosure of non-cash investing and financing activities:
Property acquired under capital lease obligations	$—	$1,736

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q4	Q3	Q2	Q1	Q4
	2008	2008	2008	2008	2007
MEMBERSHIP
Managed Care:
Georgia	288,300	283,900	278,800	282,700	287,900
Indiana	175,300	172,400	161,700	161,300	154,600
Ohio	133,400	132,500	137,300	131,100	128,700
South Carolina	31,300	26,600	22,500	29,300	31,800
Texas	431,700	436,900	427,200	369,000	354,400
Wisconsin	124,800	122,500	124,800	126,900	131,900
TOTAL	1,184,800	1,174,800	1,152,300	1,100,300	1,089,300

Medicaid	862,500	850,500	828,700	823,600	807,600
SCHIP & Foster Care	257,300	261,800	256,900	206,300	214,600
ABD & Medicare	65,000	62,500	66,700	70,400	67,100
TOTAL	1,184,800	1,174,800	1,152,300	1,100,300	1,089,300

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	105,000	102,400	99,400	97,900	99,900
Kansas	41,100	40,100	40,000	39,400	39,000
Bridgeway Health Solutions
Long-term Care	2,100	1,900	1,800	1,700	1,600
Acute Care	14,900	—	—	—	—
TOTAL	163,100	144,400	141,200	139,000	140,500

(a) Includes external Specialty Service membership only.

REVENUE PER MEMBER(b)	$218.52	$213.28	$214.76	$215.39	$210.11

CLAIMS(b)
Period-end inventory	269,300	323,200	389,100	411,700	329,200
Average inventory	288,600	298,400	235,300	285,700	244,600
Period-end inventory per member	0.23	0.28	0.34	0.37	0.30

(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment.

	Q4	Q3	Q2	Q1	Q4
	2008	2008	2008	2008	2007

DAYS IN CLAIMS PAYABLE (c)	48.5	47.9	47.8	48.3	48.3
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$798.0	$692.6	$653.1	$627.1	$603.9
Unregulated	24.1	26.8	29.0	25.8	33.0
TOTAL	$822.1	$719.4	$682.1	$652.9	$636.9

DEBT TO CAPITALIZATION (d)	34.6%	34.4%	32.6%	32.8%	33.3%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + equity).

OPERATING RATIOS:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Health Benefits Ratios
Medicaid and SCHIP	80.3%	83.7%	80.6%	82.8%
ABD and Medicare	90.1	94.4	91.1	91.4
Specialty Services	85.4	78.5	83.8	78.4
Total	82.3	85.3	82.5	83.9

General & Administrative Expense Ratios
Medicaid Managed Care	10.4%	11.9%	10.4%	11.2%
Specialty Services	16.7	15.7	16.4	15.8
Total	13.8	14.9	13.6	14.3

MEDICAL CLAIMS LIABILITIES (In thousands)
Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, December 31, 2007	$313,364
Acquisitions	15,398
Incurred related to:
Current period	2,659,036
Prior period	(18,701)
Total incurred	2,640,335
Paid related to:
Current period	2,303,473
Prior period	292,587
Total paid	2,596,060
Balance, December 31, 2008	$373,037

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.